Exhibit 99.3
CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
We hereby consent to the incorporation by reference in the Registration Statements on Form S-3 (No. 333-135092) and Form S-8 (Nos. 33-42354, 33-63510, 33-79756, 33-79664, 333-48357, 333-68815, 333-81821, 333-94405, 333-126010 and 333-138544) of Allied Waste Industries, Inc. of our report dated February 22, 2007, except with respect to our opinion on the consolidated financial statements insofar as it relates to the effects of discontinued operations discussed in Note 1 to the consolidated financial statements as to which the date is December 3, 2007, relating to the consolidated financial statements, management’s assessment of the effectiveness of internal control over financial reporting and the effectiveness of internal control over financial reporting, and of our report dated February 22, 2007, except for the effects of discontinued operations discussed in Note 1 to the consolidated financial statements as to which the date is December 3, 2007, relating to the consolidated financial statements of Browning-Ferris Industries, LLC which appear in this Current Report on Form 8-K. We also consent to the reference to us under the heading “Selected Financial Data” in this Form 8-K.
PricewaterhouseCoopers LLP
Phoenix, Arizona
December 3, 2007